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                                  EXHIBIT 23.3

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                              dated March 18, 2004

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 2002, except for Note 9 as to which the date is September 30, 2002 and February 22, 2002, except for Note 10 as to which the date is September 30, 2002, with respect to the combined financial statements of Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.), and the financial statements of Prime Care Two, LLC, respectively, included in Pre-Effective Amendment No. Two to the Form S-11 Registration Statement (Form S-11 No. 333-107486) and included in the related Prospectus of CNL Retirement Properties, Inc.

/s/ Ernst & Young LLP
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Ernst & Young LLP

Indianapolis, Indiana
March 18, 2004